[Letterhead of TOBACK]

                                                                February 4, 2000

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We were previously the independent accountants for Performance Industries, Inc. and on March 23, 1999 we reported on the consolidated financial statements of Performance Industries, Inc. and subsidiaries as of and for the three years ended December 31, 1998. On January 28, 2000 we informed Performance Industries, Inc. that McGladrey & Pullen, L.L.P. had acquired our attest assets and we would no longer be the independent accountants of Performance Industries, Inc. We have read Performance Industries, Inc. statements included under Item 4 of its Form 8-K for February 4, 2000 and we agree with such statements.

                                        TOBACK CPAs, P.C.

Phoenix, Arizona
February 4, 2000